UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets.

On November 24, 2003, Sohu.com Inc. (the “Company”), through Sohu.com Limited, a wholly-owned subsidiary of the Company incorporated in the Cayman Islands, completed the acquisition (the “17173 Acquisition”) of all of the outstanding capital stock of Kylie Enterprises Limited (the “17173 Target”), a company incorporated in the British Virgin Islands as a wholly-owned subsidiary of Netdragon Websoft, Inc. (the “17173 Seller”), pursuant to a stock purchase agreement dated as of November 14, 2003 by Sohu.com Limited and 17173 (the “17173 Purchase Agreement”). The 17173 Target is the owner of assets associated with 17173.com, which is a Website providing information about multiplayer online games in the People’s Republic of China.

The purchase price for the capital stock of the 17173 Target consisted of $20,500,000 in cash. Sohu paid the purchase price for the 17173 Acquisition from existing cash. The purchase price and terms of the 17173 Acquisition were determined in arms-length negotiations between the parties. The terms of the 17173 Acquisition are more fully described in the 17173 Purchase Agreement, a copy of which is filed herewith.

On November 25, 2003, the Company, through Sohu.com Limited, completed the acquisition (the “Focus Acquisition”) of all of the outstanding capital stock of All Honest International Limited (the “Focus Target”), a company incorporated in the British Virgin Islands as a wholly-owned subsidiary of Asia B2B Online, Inc. (the “Focus Seller”), pursuant to a stock purchase agreement dated as of November 18, 2003 between Sohu.com Limited and the Focus Seller (the “Focus Purchase Agreement”). The Focus Target is the owner of assets associated with focus.cn, which is a Website providing information about real estate in Beijing and Shanghai.

The purchase price for the capital stock of the Focus Target consisted of (i) $11,023,971.00 in cash, of which: (1) $10,023,971.00 was paid to the Focus Seller at the closing under the Focus Purchase Agreement (the “Focus Closing”) and (2) $1,000,000.00 was transferred to an escrow account and to be released to the Focus Seller 30 days after the Focus Closing, subject to post-closing contingencies; (ii) 57,687 shares (the “Focus Shares”) of the common stock of the Company; and (iii) the express assumption by Sohu.com Limited of liabilities under an employee incentive and retention plan (the “Retention Plan”) consisting of (1) $658,891 in cash and 8,165 shares of common stock of the Company (the “Incentive Shares”) which were due and paid at the Focus Closing, (2) additional amounts, consisting of up to $1,117,139 in cash and up to 22,697 shares of common stock of the Company (the “Future Incentive Shares”), payment of which is subject to the attainment of certain post-closing contingencies.

The Focus Shares and the Incentive Shares were issued, and it is anticipated that the Future Incentive Shares will be issued, in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933. The purchase price and terms of the Focus Acquisition were determined in arms-length negotiations. The terms of the Focus Acquisition are more fully described in the Focus Purchase Agreement and the registration rights agreement entered into pursuant to the Focus Purchase Agreement, copies of which are filed herewith.

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Pursuant to Instruction (a)(4) of Item 7 of Form 8-K, financial statements of the 17173 Target, if any, required by this Item 7(a) will be filed not later than 60 days after December 9, 2003, the date that this initial report on Form 8-K must be filed with respect to the 17173 Acquisition.

Pursuant to Instruction (a)(4) of Item 7 of Form 8-K, financial statements of the Focus Target, if any, required by this Item 7(a) will be filed not later than 60 days after December 10, 2003, the date that this initial report on Form 8-K must be filed with respect to the Focus Acquisition.

(b) Pro Forma Financial Information.

Pursuant to Instruction (b)(2) of Item 7 of Form 8-K, pro forma financial information relating to the 17173 Target, if any, required by this Item 7(b) will be filed not later 60 days after December 9, 2003, the date that this initial report on Form 8-K must be filed with respect to the 17173 Acquisition.

Pursuant to Instruction (b)(2) of Item 7 of Form 8-K, pro forma financial information relating to the Focus Target, if any, required by this Item 7(b) will be filed not later 60 days after December 10, 2003, the date that this initial report on Form 8-K must be filed with respect to the Focus Acquisition.

(c) Exhibits.

2.1	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft, Inc.

2.2	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online, Inc.

99.1	Registration Rights Agreement dated as of November 25, 2003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2	Press Release dated November 17, 2003 relating to 17173.com.

99.3	Press Release dated November 19, 2003 relating to focus.cn.

99.4	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

Date: December 5, 2003	By:	/s/ Derek Palaschuk

Derek Palaschuk Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	17173 Stock Purchase Agreement dated as of November 14, 2003 by and between Sohu.com Limited and Netdragon Websoft, Inc.

2.2	Focus Stock Purchase Agreement dated as of November 18, 2003 by and between Sohu.com Limited and Asia B2B Online, Inc.

99.1	Registration Rights Agreement dated as of November 25, 2003 by and among Sohu.com Inc. and the persons listed on Schedule 1 attached thereto.

99.2	Press Release dated November 17, 2003 relating to 17173.com.

99.3	Press Release dated November 19, 2003 relating to focus.cn.

99.4	Press Release dated November 25, 2003 relating to 17173.com and focus.cn.